                                                                    EXHIBIT 23.2

November 10, 2003

To the Board of Directors and Shareholders of Limited Brands, Inc.
Columbus, Ohio

Limited Brands, Inc.:

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxxx) of Limited Brands, Inc. and its subsidiaries for the registration of (i) 500,000 shares of Common Stock under the Limited Brands, Inc. Stock Award and Deferred Compensation Plan for Non-Associate Directors,
(ii) 37,573,857 shares of Common Stock under the Limited Brands, Inc. 1993 Stock Option and Performance Plan (As Amended and Restated Effective May 18, 2003) and
(iii) 10,785,619 shares of Common Stock under the Intimate Brands, Inc. 1995 Stock Option and Performance Incentive Plan, of our reports dated May 19, 2003 and August 19, 2003 relating to the unaudited consolidated interim financial statements of Limited Brands, Inc. and its subsidiaries that are included in its Forms 10-Q for the thirteen weeks ended May 3, 2003 and the thirteen and twenty-six weeks ended August 2, 2003.

Very truly yours,

/s/ Ernst & Young LLP

Columbus, Ohio